EXHIBIT 32.2

 CERTIFICATION PURSUANT TO
18 U.S.C. §1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Transition Report of Natural Resources USA Corporation (the “Company”) on Form 10-KT for the six months ended December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert C.J. van Mourik, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert C.J. van Mourik
Robert C.J. van Mourik
Chief Executive Officer
Principal Financial and Accounting Officer

September 14, 2011

A signed original of this written statement required by Section 906 has been provided to Natural Resources USA Corporation and will be retained by Natural Resources USA Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

This certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.